Exhibit 99.1

ARAMARK CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)
(In Thousands, Except Per Share Amounts)

In the second quarter of fiscal 2002, ARAMARK sold its ownership interests in the Boston Red Sox and a related entity, resulting in a pre-tax gain of $37.9 million, which is reported as other income. In the third quarter of fiscal 2002, ARAMARK recorded a pre-tax gain of $5.8 million resulting principally from the sale of a residual interest in a previously divested business. These items have been excluded from the comparisons of operating income margins to enhance comparability due to the size and unusual nature of these items.

	Nine Months Ended

	June 27, 2003	June 28, 2002

Operating Income Margins (GAAP)	5.1%	6.0%
Less: Other Income	0.0%	-0.7%

Operating Income Margins (as adjusted)	5.1%	5.2%

The impact of currency translation has been excluded from the comparison of results to enhance comparability in the Food and Support Services - International Segment by identifying the portion of the change in sales and operating income related to changes in foreign currency, which provides a comparison of results on a constant currency basis.

	Three Months Ended		% Change

	June 27, 2003	June 28, 2002

Food and Support Services - International - Sales (GAAP)	$362,701	$298,948	21%
Less: Impact of Currency Translation	—	(42,633)

Food and Support Services - International - Sales (as adjusted)	$362,701	$341,581	6%

	Three Months Ended		% Change

	June 27, 2003	June 28, 2002

Food and Support Services - International - Operating Income (GAAP)	$16,181	$11,771	37%
Less: Impact of Currency Translation	—	(1,833)

Food and Support Services - International - Operating Income (as adjusted)	$16,181	$13,604	19%

	Nine Months Ended		% Change

	June 27, 2003	June 28, 2002

Food and Support Services - International - Sales (GAAP)	$1,052,255	$894,634	18%
Less: Impact of Currency Translation	—	(101,556)

Food and Support Services - International - Sales (as adjusted)	$1,052,255	$996,190	6%

	Nine Months Ended		% Change

	June 27, 2003	June 28, 2002

Food and Support Services - International - Operating Income (GAAP)	$47,252	$34,551	37%
Less: Impact of Currency Translation	—	(4,345)

Food and Support Services - International - Operating Income (as adjusted)	$47,252	$38,896	21%